Exhibit 23.1







                      CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the Ashland Inc. Deferred Compensation Plan and to the incorporation by reference therein of our reports dated November 2, 1994, with respect to the consolidated financial statements and schedules of Ashland Inc. (formerly Ashland Oil, Inc.) included and incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1994, filed with the Securities and Exchange Commission.




                                   Ernst & Young LLP
August 23, 1995